Exhibit 99.1

BI-OPTIC VENTURES INC.

October 22, 2014	Trading Symbol: TSXV – OP.H
OTC - BOVKF

NOT FOR DISSEMINATION IN THE UNITED STATES OR THROUGH U.S. NEWS WIRES

SHARE CONSOLIDATION

Bi-Optic Ventures Inc. (the "Company") listed on NEX – TSX Venture Exchange (the “Exchange”), wishes to announce that further to the Exchange’s Bulletin of today’s date the Company has consolidated its common shares on a 10 (ten) old for 1 (one) new basis.  Any resulting fractional share will be dealt with rounding the number of shares issuable on the share exchange to the lower whole share.

There will be no name change in conjunction with the consolidation, however the Company’s new stock symbol is OP.H.  The 28,420,135 common shares issued and outstanding prior to the consolidation have been consolidated to approximately 2,842,013 common shares.

For further information, please contact:

Harry Chew, President
Phone: (604) 689-2646

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew

President

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Forward Looking Statements

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Bi-Optic undertakes no obligation to update forward-looking information if circumstances or management's estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. More detailed information about potential factors that could affect financial results is included in the documents filed from time to time with the Canadian securities regulatory authorities by Bi-Optic.

Suite #1518-1030 West Georgia St., Vancouver, BC Canada V6E 2Y3

Phone (604) 689-2646 Fax (604) 689-1289